Exhibit 5.1

601 Lexington Avenue

New York, NY 10022

United States

+1 212 446 4800

www.kirkland.com

December 2, 2020

Array Technologies, Inc.

3901 Midway Place NE

Albuquerque, New Mexico 87109

Ladies and Gentlemen:

We are acting as special counsel to Array Technologies, Inc. (the “Company”), in connection with the preparation and filing of a registration statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on November 30, 2020 (File No. 333-251035), under the Securities Act of 1933, as amended (the “Act”) (such registration statement, as amended or supplemented and including the exhibits thereto, is hereinafter referred to as the “Registration Statement”), and a registration statement filed pursuant to Rule 462(b) of the Act (the “462(b) Registration Statement”) relating to the proposed registration by the Company of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”). The shares of Common Stock to be registered pursuant to the 462(b) Registration Statement and sold by the selling stockholder identified in the Registration Statement are referred to herein as the “Additional Shares.” The offering of the Additional Shares is referred to herein as the “Offering.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Amended and Restated Certificate of Incorporation of the Company dated October 19, 2020 (the “Charter”); (ii) the Amended and Restated Bylaws of the Company, as currently in effect (the “Bylaws”); (iii) the Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”); (iv) resolutions of the board of directors of the Company; (v) the Registration Statement; and (vi) the 462(b) Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, upon (i) the due execution and delivery of the Underwriting Agreement by the parties thereto and (ii) the effectiveness of the Registration Statement under the Act, the Additional Shares will have been duly authorized and will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

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We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the 462(b) Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Offering.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the 462(b) Registration Statement.

Sincerely,

/s/ KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP